Exhibit 99.1

March 16, 2012

Dear McEwen Mining Shareholders,

Please find the attached El Gallo Complex development update.

Phase 1 construction at the El Gallo Complex remains within budget and on schedule for first gold pour expected mid-year, 2012!

Key development highlights over the past two weeks are:

• To date: 63,700 tonnes of material averaging 1.71 gpt gold has been stockpiled

• Crushing plant now 50% complete

• Process plant is 40% complete

• Heap leach pad expansion 35% complete

To view the El Gallo Development Photo Update, please click here.

For further information contact:

Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 ext 410 Toll Free: (866) 441-0690 Fax: (647) 258-0408	Mailing Address 181 Bay Street Suite 4750 Toronto ON M5J 2T3 P.O. Box 792 E-mail: info@mcewenmining.com

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MUX El Gallo Complex Development Photo Update March 16, 2012 MCEWEN MINING NYSE TSX

2 New administration building nears completion.

3 Process plant 40% complete. Major equipment to be delivered in coming weeks.

4 Foundation work at the process plant continues.

5 Heap leach pad expansion 35% complete.

6 Heap leach pad expansion 35% complete.

7 Heap leach pad expansion 35% complete.

8 Site preparation continues.

9 1.5 Million tonnes of material moved since December.

10 1.5 million tonnes of material moved since December.

11 63,700 tonnes of material averaging 1.71 gpt gold has been stockpiled.

12 Paving of haul road between the Palmarito and El Gallo deposits 100% complete.

MUX For further information please contact: Jenya Meshcheryakova Investor Relations Tel: (647) 258-0395 Toll Free: (866) 441- 0690 Fax: (647) 258-0408 Email: info@mcewenmining.com MCEWEN MINING NYSE TSX